UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SILVERSUN TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

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SILVERSUN TECHNOLOGIES, INC.

120 Eagle Rock Avenue

East Hanover, NJ  07936

(973) 396-1720

Supplement dated November 20, 2020 to the Proxy Statement dated November 18, 2020

This Supplement provides new and additional information beyond that contained in the Proxy Statement and should be read in conjunction with Silversun Technologies, Inc.’s (the “Company”) Proxy Statement.

As a result of a scrivener’s error, the Company’s Proxy Statement filed on November 18, 2020 incorrectly listed the close of business on November 7, 2020 as the record date (the “Record Date”) for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting of Shareholders of the Company and any adjournment or postponements thereof. The correct Record Date is the close of business on November 5, 2020. All information contained in the Proxy Statement listed “as of the Record Date,” including but not limited to the number of shares issued and outstanding as of the Record Date, correctly reflects information as of November 5, 2020.

Accordingly, all references to the Record Date in the Proxy Statement are hereby replaced with November 5, 2020.